[LETTERHEAD]


                      CONSENT OF DANIELSON ASSOCIATES INC.


We hereby consent to the inclusion of our fairness opinion to First Lehigh Corporation dated July 27, 1998, and updated to the date hereof as an Exhibit to the First Lehigh/Patriot Proxy Statement/Prospectus and to the references to our firm contained therein.


                                  DANIELSON ASSOCIATES INC.

                                  By: /s/ Arnold G. Danielson
                                     -----------------------------------
                                     Arnold G. Danielson
                                     Chairman


November 4, 1998